Execution Version

SIXTEENTH SUPPLEMENTAL INDENTURE
SIXTEENTH SUPPLEMENTAL INDENTURE (this “Sixteenth Supplemental Indenture”) dated as of January 31, 2020 among ASG INTERNATIONAL, INC., a Delaware corporation, DEFENDER SECURITY CANADA, INC., a Delaware corporation, ADT MS2 LLC, a Delaware limited liability company, DPL TWO LLC, a Indiana limited liability company, DEFENDERS, LLC, a Indiana limited liability company, HOME DEFENDER, INC., a Indiana corporation (each a “New Guarantor” and together, the “New Guarantors”), each a subsidiary of PRIME SECURITY SERVICES BORROWER, LLC (or its successor), a Delaware limited liability company, and THE ADT SECURITY CORPORATION (or its successor), a Delaware corporation (the “Company”), and WELLS FARGO BANK NATIONAL ASSOCIATION, a national banking association, as trustee under the indenture referred to below (the “Trustee”).
W I T N E S S E T H :
WHEREAS, the Company and the Trustee executed and delivered an Indenture, dated as of July 5, 2012 (as originally executed or as it may be from time to time supplemented or amended by one or more supplemental indentures supplemental thereto, the “Indenture”), to provide for the issuance by the Company from time to time of unsubordinated debt securities evidencing its unsecured indebtedness;
WHEREAS, the Company has issued (i) $1,000,000,000 of 3.500% Notes due 2022 (the “2022 Notes”), (ii) $750,000,000 of 4.875% Notes due 2042 (the “2042 Notes”), (iii) $700,000,000 of 4.125% Senior Notes due 2023 (the “2023 Notes”) and (iv) $1,000,000,000 of 6.250% Senior Notes due 2021 (the “2021 Notes” and, together with the 2022 Notes, the 2042 Notes and the 2023 Notes, the “Secured Notes”);
WHEREAS, the Company, the Trustee and the existing Notes Guarantors have executed and delivered a Sixth Supplemental Indenture, dated as of April 8, 2016 (the “Sixth Supplemental Indenture”), to provide guarantees and security in respect of the 2022 Notes, the 2042 Notes and the 2023 Notes;
WHEREAS, the Company, the Trustee and the existing Notes Guarantors have executed and delivered a Seventh Supplemental Indenture, dated as of April 22, 2016 (the “Seventh Supplemental Indenture”), to provide guarantees and security in respect of the 2021 Notes; and
WHEREAS, pursuant to the Indenture, the Sixth Supplemental Indenture and the Seventh Supplemental Indenture, the Trustee and the Company are authorized to execute and deliver this Sixteenth Supplemental Indenture;
NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, each New Guarantor, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Secured Notes as follows:
1.    Defined Terms. As used in this Sixteenth Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined. The

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words “herein,” “hereof” and “hereby” and other words of similar import used in this Sixteenth Supplemental Indenture refer to this Sixteenth Supplemental Indenture as a whole and not to any particular section hereof.
2.    Agreement to Guarantee. Each New Guarantor hereby agrees, jointly and severally with all existing Notes Guarantors, to guarantee the Company’s Obligations under the Secured Notes and the Indenture on the terms and subject to the conditions set forth in Article II of the Sixth Supplemental Indenture and Article II of the Seventh Supplemental Indenture, as applicable, and to be bound by all other applicable provisions of the Indenture, the Sixth Supplemental Indenture, the Seventh Supplemental Indenture and the Secured Notes and to perform all of the obligations and agreements of a guarantor under the Indenture, the Sixth Supplemental Indenture and the Seventh Supplemental Indenture, as applicable.
3.    Notices. All notices or other communications to any New Guarantor shall be given as provided in Section 13.03 of the Indenture.
4.    Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Sixteenth Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Secured Notes heretofore or hereafter authenticated and delivered shall be bound hereby.
5.    Governing Law. THIS SIXTEENTH SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.
6.    Foreign Account Tax Compliance Act. For purposes of compliance with the Foreign Account Tax Compliance Act, this Sixteenth Supplemental Indenture shall not result in a material modification of the Secured Notes.
7.    Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Sixteenth Supplemental Indenture.
8.    Counterparts. The parties may sign any number of copies of this Sixteenth Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
9.    Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Sixteenth Supplemental Indenture to be duly executed as of the date first above written.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Tina D. Gonzalez
Name: Tina D. Gonzalez
Title: Vice President

[Signature Page to 2012 1L Indenture - Sixteenth Supplemental Indenture]

IN WITNESS WHEREOF, the parties hereto have caused this Sixteenth Supplemental Indenture to be duly executed as of the date first above written.

DEFENDER SECURITY CANADA, INC.

By:	/s/ Jeffrey Likosar
Name: Jeffrey Likosar
Title: Executive Vice President, Chief Financial Officer and Treasurer

DPL TWO LLC

By:	/s/ Jeffrey Likosar
Name: Jeffrey Likosar
Title: Executive Vice President, Chief Financial Officer and Treasurer

DEFENDERS, LLC

By:	/s/ Jeffrey Likosar
Name: Jeffrey Likosar
Title: Executive Vice President, Chief Financial Officer and Treasurer

ADT MS2 LLC

By:	/s/ Jeffrey Likosar
Name: Jeffrey Likosar
Title: Executive Vice President, Chief Financial Officer and Treasurer

HOME DEFENDER, INC.

By:	/s/ Jeffrey Likosar
Name: Jeffrey Likosar
Title: Executive Vice President, Chief Financial Officer and Treasurer

[Signature Page to 2012 1L Indenture - Sixteenth Supplemental Indenture]

THE ADT SECURITY CORPORATION

By:	/s/ Jeffrey Likosar
Name: Jeffrey Likosar
Title: Executive Vice President, Chief Financial Officer and Treasurer

ASG INTERNATIONAL, INC.

By:	/s/ Jeffrey Likosar
Name: Jeffrey Likosar
Title: Executive Vice President, Chief Financial Officer and Treasurer

[Signature Page to 2012 1L Indenture - Sixteenth Supplemental Indenture]